                                                                     EXHIBIT 4.6

                              SECOND AMENDMENT TO
                              THE RIGHTS AGREEMENT
                                    BETWEEN
                             SYNTROLEUM CORPORATION
                                      AND
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

     THIS SECOND AMENDMENT TO THE RIGHTS AGREEMENT (the "Second Amendment") is made and entered into as of the 7th day of August, 1998, by and between Syntroleum Corporation, a Kansas corporation formerly named SLH Corporation ("Syntroleum"), and American Stock Transfer & Trust Company (the "Rights Agent").

                              W I T N E S S E T H:

     WHEREAS, Syntroleum and the Rights Agent entered into that certain Rights Agreement dated as of January 31, 1997 (the "Rights Agreement"); and

     WHEREAS, Syntroleum and the Rights Agent amended the Rights Agreement effective as of March 30, 1998 (the "First Amendment"); and

     WHEREAS, in connection with the merger between SLH Corporation, a Kansas corporation, and Syntroleum Corporation, an Oklahoma corporation, Syntroleum and the Rights Agent deem it desirable to further amend the Rights Agreement as set forth below;

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and in the Rights Agreement, the parties hereto agree as follows:

     1. Section 1(a) of the Rights Agreement is amended, effective as of the day of execution of the Agreement and Plan of Merger Agreement by and between SLH Corporation, a Kansas corporation, and Syntroleum Corporation, an Oklahoma corporation, pursuant to Section 27 of the Rights Agreement by deleting the last sentence of Section 1(a) thereof (which sentence was added by the First Amendment to the Rights Agreement) and adding the following sentence to the end of Section 1(a) thereof:

"Notwithstanding anything in this Section 1(a) relating to the definition of Acquiring Person to the contrary, neither Kenneth L. Agee, nor Mark A. Agee, nor members of their immediate families, nor any of their Affiliates or Associates, individually or collectively, shall be deemed an Acquiring Person."

     2. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect in accordance with the provisions thereof.
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     3.   This Second Amendment shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     4. This Second Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and attested, effective as of the day and year first above written.

                                    SYNTROLEUM CORPORATION


                                    By: /s/ Randall M. Thompson
                                        ------------------------------------
                                    Name:  Randall M. Thompson
                                         -----------------------------------
                                    Title: Chief Financial Officer
                                          ----------------------------------

ATTEST:


By: /s/ Eric Grimshaw
   -------------------------------
Name:  Eric Grimshaw
     -----------------------------
Title: Vice President/Secretary
      ----------------------------

                                    AMERICAN STOCK TRANSFER &
                                    TRUST COMPANY



                                    By: /s/ Geraldine M. Zarbo
                                       ----------------------------
                                    Name:  Geraldine M. Zarbo
                                         --------------------------
                                    Title: Vice President
                                          -------------------------

ATTEST:


By: /s/ Robert Shiner
   ---------------------------
Name:  Robert Shiner
     -------------------------
Title: Senior Vice President
      ------------------------